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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

     As independent public accountants, we hereby consent to the use of our report dated March 31, 1997 (and to all references to our Firm) included in this
Registration Statement on Form S-4 dated April   , 1998 of Chancellor Media
Corporation of Los Angeles.

                                            Arthur Andersen LLP

Washington, D.C.
April 17, 1998